Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 02/20/2001


Servicing Certificate

Beginning Principal Balance                                                              145,883,967.99
Ending Principal Balance                                                                 143,982,549.16
Principal Collections                                                                      1,334,854.78
Interest Collections                                                                       1,752,817.41

Active Loan Count                                                                                 3,123

Principal Balance of Current Month Prefunding                                                      0.00

Substitution Adjustment Amount                                                                     0.00

Policy Draw Amount                                                                                 0.00


Total Limited Reimbursement Amount                                                            30,410.75

Current month distribution to Credit Enhancer                                                 40,937.55

Net Loan Rate                                                                                    13.83%

Note Rate - Class A-1 Notes                                                                     6.1013%
Note Rate - Class A-2 Notes                                                                     7.8400%
Note Rate - Class A-3 Notes                                                                     8.1700%
Note Rate - Class A-4 Notes                                                                     8.2700%

                             Beginning Note Balance      Ending Note Balance     Principal Distribution      Interest

          Class A-1 Notes                49,927,303.24           48,238,991.81               1,688,311.43     279,234.05
          Class A-2 Notes                18,887,000.00           18,887,000.00                          -     123,395.07
          Class A-3 Notes                29,790,000.00           29,790,000.00                          -     202,820.25
          Class A-4 Notes               41,753,000.00           41,753,000.00                          -     287,747.76
                                        --------------          --------------                         --    ----------
              Total Notes               140,357,303.24          138,668,991.81               1,688,311.43     893,197.13

Certificates                                                                                 462,155.92

Prefunding Account                                                                 Total Amount
                                                                           -----------------------------
Beginning Balance                                                                                  0.00
Interest Earned on Prefunding Account                                                              0.00
Prior month Interest earned transferred to overcollateralization                                   0.00
Collection Period Subsequent Transfer                                                              0.00
Prefunding Account balance distributed to Noteholders                                              0.00
                                                                           -----------------------------
               Total Ending Prefunding Account Balance  as of Payment Date                         0.00


Capitalized Interest Account Balance
Beginning Balance                                                                                  0.00
Withdraw relating to prior month Collection Period                                                 0.00
Interest Earned                                                                                    0.00
Interest Earned sent to Note Payment account                                                       0.00
Total Ending Capitalized Interest Account Balance to Noteholders                                   0.00
                                                                           -----------------------------
                         Total Ending Capitalized Interest Account Balance                         0.00
                                                                           =============================


Beginning Overcollateralization Amount                                                     5,526,664.74
Overcollateralization Amount Increase (Decrease)                                            (213,107.40)
                                                                           -----------------------------
Ending Overcollateralization Amount                                                        5,313,557.34
Outstanding Overcollaterization Amount                                                       566,564.06
                                                                           -----------------------------
Required Overcollateralization Amount                                                      5,880,121.40


                                                                     Number                   Percent
                                                     Balance        of Loans                 of Balance
Delinquent Loans (30 Days)                        839,411.38           16                      0.58%
Delinquent Loans (60 Days)                        849,107.96           17                      0.59%
Delinquent Loans (90+ Days) (1)                 1,494,000.73           26                      1.04%
Foreclosed Loans                                        0.00            0                      0.00%
REO                                                     0.00            0                      0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                    Percent
                                                       Liquidation To-Date                                         of Balance
                                                      -----------------------------
Beginning Loss Amount                                                   702,866.36
Current Month Loss Amount                                               566,564.05                                   0.39%
Ending Loss Amount                                                    1,269,430.41

